Exhibit 99.2

NEWS RELEASE CONTACTS: Michael E. Kinney, Chief Financial Officer 281-419-3742 / mkinney@1epic.com Michael Sclafani, President Wall Street Communications Group 303-541-0970 / msclafani@1epic.com

EPiC Awarded New Consulting Contracts and Expands Business Development

HOUSTON, May 15 /PRNewswire-FirstCall/ -- EPiC Energy Resources, Inc. (OTCBulletinBoard: EPCC) a provider of engineering, management consulting, training and data management services to the energy industry, announced today that The Carnrite Group (Carnrite), a wholly owned subsidiary of EPiC, has recently received two significant contracts with a multi-national Exploration and Production company.

Carnrite has been contracted to do an initial assessment for one of the company's international assets to determine options for optimizing execution of their long term business plan, given the lifecycle of the client's assets, contract complexities and country requirements. Separately, Carnrite also has been awarded a contract with the company's U.S. Midstream organization to improve core business processes; including clarifying the associated roles and responsibilities, and better leveraging integrated enterprise tools. Both projects will be completed within the current fiscal year.

Additionally, EPiC has recently expanded its Business Development team to focus on U.S. domestic and international market opportunities. EPiC is pleased to announce the addition of three Senior Business Developers: Mr. Mike Kraft, based in Denver, Colorado, and Mr. Dean Gheewalla and Mr. Donald Hicks, based in Houston, Texas. Mr. Gheewalla brings to EPiC established client relationships in the U.S. and the Middle East and is fluent in English, Hindi and Arabic. Mr. Hicks has a 30 year successful energy track record in the U.S. and international upstream, midstream, and power generation sectors. Mr. Kraft, formally Director of Projects at EPiC's Engineering and Construction subsidiary Pearl, also brings extensive U.S. domestic and international experience to the team.

EPiC's CEO, John Ippolito, stated, "As we continue to aggressively improve our cost structure and risk management we are purposely strengthening our team with experienced, high energy, Senior Business Developers to leverage and expand our bases of business in the U.S., the Middle East and other international markets. The benefits to the EPiC organization have been immediate as we are already experiencing new client engagements that have energized the entire company."

About EPiC

EPiC Energy Resources is a Houston-based integrated energy services company. EPiC provides consulting, engineering, construction management, operations, maintenance, specialized training and data management services focused primarily on the upstream and midstream energy infrastructure. Services are provided through Pearl, a diversified engineering and energy services company; Carnrite, a management consulting company focused on providing strategic and operational consulting services to the broad energy industry; and EIS, a global training and data management services company. EPiC is headquartered at 1450 Lake Robbins Drive, Suite 160, The Woodlands, Texas 77380. Office - 281-419-3742, www.1epic.com.

Forward Looking Statements

Certain statements included in this release constitute forward-looking statements. These forward-looking statements are based on management's belief and assumptions derived from currently available information. Although EPiC Energy Resources ('EPiC') believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results could differ materially from forward-looking statements expressed or implied herein as a result of a variety of factors including, but not limited to: a decline in the price of, or demand for, oil and gas, demand for EPiC's services, loss or unavailability of key personnel, inability to recruit or retain personnel, competition for customers and contracts, various potential losses associated with fixed-price contracts, general economic conditions, availability of capital to pursue its business plan and service its debt, and other financial, operational and legal risks and uncertainties detailed from time to time in EPiC's SEC filings. EPiC does not undertake any obligation to publicly update forward looking statements contained herein to reflect subsequent events or circumstances.

Website: www.1epic.com

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